EXHIBIT 10.12

LEASE AGREEMENT

LEASE AGREEMENT made this 15th Day of November, 2005, between Craca Properties, LLC, with an address at 1358 Fruitville Road, Suite 209, Sarasota, Florida 34236 (hereinafter referred to as “Landlord”) and Sologic, Inc., with an address at 1358 Fruitville Road, Suite 209, Sarasota, Florida 34236 (hereinafter referred to as “Tenant”).

IT IS THEREFORE AGREED:

1. PREMISES: The Landlord shall lease to the Tenant the premises located at: 1358 Fruitville Road, Suite 209, Sarasota, Florida 34236.

2. LEASE TERM: The term of this lease shall be for a month to month period. The lease term can be extended only by mutual agreement of the parties hereto.

3. RENTAL AMOUNT: The Tenant shall pay to the Landlord an annual sum of Thirty-six thousand dollars ($36,000) to lease the property. Rental payments shall be paid in monthly payments, each of which shall be in the amount of Three thousand dollars ($3,000), and each of which shall be paid on the 15th day of the month. Tenant shall also pay applicable sales tax, property tax, and association fees.

4. ARBITRATION: Any controversy or claim arising out of or relating to this lease agreement or the breach thereof shall be settled by arbitration in accordance with the rules then obtaining of the American Arbitration Association, and judgment upon the award rendered may be entered and enforced in any court having jurisdiction thereof.

5. NO VIOLATION OR BREACH: The Landlord and the Tenant warrant and represent each to the other that the performance of this agreement does not violate any laws, statutes, local ordinances, state or federal regulations, regarding controlled substances, or otherwise, or any court order or administrative order or ruling, nor is such performance in violation of any loan document’s conditions or restrictions in effect for financing, whether secured or unsecured.

6. BENEFIT: This agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.

7. NOTICES: Any notice required or desired to be given under this agreement shall be deemed given if in writing sent by certified mail to the addresses of the parties to this lease agreement as follows:

Landlord:

1358 Fruitville Road

Suite 209

Sarasota, Florida 34236

941-366-6677 (phone)

941-366-6610 (fax)

Tenant:

1358 Fruitville Road

Suite 209

Sarasota, Florida 34236

941-366-6677 (phone)

941-366-6610 (fax)

9. CAPTIONS: Captions are used in this agreement for convenience only and are not intended to be used in the construction or in the interpretation of this agreement.

10. INVALID PROVISION: In the event any provision of this agreement is held to be void, invalid or unenforceable in any respect, then the same shall not affect the remaining provisions hereof, which shall continue in full force and effect.

11. ENTIRE AGREEMENT: This agreement contains the entire understanding of the parties. It may not be changed orally. This agreement may be amended or modified only in writing that has been executed by both parties hereto.

12.	INTERPRETATION: This lease agreement shall be interpreted under the laws of the State of Florida.

/s/ Richard C. Hall	11-15-05
Landlord	Date

/s/ Mathew A. Veal	11-15-05
Tenant	Date